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                                                                   EXHIBIT 12.01

                      HARTFORD LIFE, INC. AND SUBSIDIARIES

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                          (In millions)                               2003      2002      2001      2000      1999
-----------------------------------------------------------------    ------    ------    ------    ------    ------
    EARNINGS                                                         $  949    $  567    $  765    $  788    $  686

ADD:

FIXED CHARGES
    Interest expense                                                    117       112       104        66        67

    Interest factor attributable to rentals                              11        10        11        12        11
                                                                     ------    ------    ------    ------    ------
TOTAL FIXED CHARGES                                                     128       122       115        78        78
    Interest credited to contractholders                              1,120     1,288     1,260     1,124     1,197
                                                                     ------    ------    ------    ------    ------
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                                       1,248     1,410     1,375     1,202     1,275
                                                                     ------    ------    ------    ------    ------
EARNINGS, AS DEFINED                                                  1,077       689       880       866       764
                                                                     ------    ------    ------    ------    ------
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                                       2,197     1,977     2,140     1,990     1,961
                                                                     ------    ------    ------    ------    ------
RATIOS

    Earnings, as defined, to total fixed charges                        8.4       5.6       7.7      11.1       9.8
                                                                     ------    ------    ------    ------    ------
    Earnings, as defined, including interest credited to
       contractholders, to total fixed charges including interest
       credited to contractholders                                      1.7       1.4       1.6       1.7       1.5
                                                                     ------    ------    ------    ------    ------
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